UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2015

MEDIFAST, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-31573	13-3714405
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

3600 Crondall Lane, Owings Mills, Maryland 21117

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (410)-581-8042

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 3, 2015, Medifast, Inc. (the “Company”) and Engaged Capital LLC and certain of its related persons (“Engaged”) entered into a Cooperation Agreement (the “Cooperation Agreement”). Under the terms of the Cooperation Agreement, the Company agreed to nominate the following persons for election to the Board of Directors of the Company (the “Board”) at the 2015 annual meeting of stockholders of the Company (the “2015 Annual Meeting”) and the 2016 annual meeting of stockholders of the Company (the “2016 Annual Meeting”): Jeff Brown; Kevin Byrnes; Charles Connolly; Jori Hartwig; Michael MacDonald; Carl Sassano; Glenn Welling; and two additional, independent directors to be agreed by the Company and Engaged. Under the Cooperation Agreement, the Company and Engaged will agree within thirty days of the date of the Cooperation Agreement on the two additional, independent directors. One of the additional independent directors will be selected by Engaged from a list of four candidates to be provided in good faith by the Company and the other additional independent director will be selected by the Company from a list of four candidates to be provided in good faith by Engaged. If one or both of the selected candidates are not available to serve as a director as of the 2015 Annual Meeting, then such candidate or candidates will be appointed to the Board when he or she becomes available to serve.

Jeff Brown will be appointed to the Executive and Audit Committees of the Board, Glenn Welling will be appointed to the Special Mergers & Acquisitions and Compensation Committees of the Board and Jori Hartwig will be appointed to the Nomination Committee of the Board. All other Board members will be assigned to Board committees in connection with the Board’s annual review of committee composition to take place immediately following the 2015 Annual Meeting.

The Company also agreed to (i) amend the Company’s Amended and Restated Bylaws (the “Bylaws”) to, commencing with the 2015 Annual Meeting, eliminate the classification of the Board and provide for the annual election of all directors to the Board and (ii) adopt a resolution, effective as of the 2015 Annual Meeting, to decrease the size of the Board from twelve directors to seven directors (subject to increase to nine directors when the additional independent directors have been elected or appointed).

Under the Cooperation Agreement, Engaged is subject to certain standstill restrictions during the period from the date of the Cooperation Agreement until the day that is three months following the date of the 2016 Annual Meeting, subject to limited exceptions (such period, the “Standstill Period”). During the Standstill Period, Engaged is subject to customary standstill and voting obligations, including, among other things, that Engaged and its affiliates and associates will not acquire beneficial ownership of 10% or more of the Company’s outstanding common stock or participate in a proxy solicitation, and will vote all voting securities which they are entitled to vote in favor of all directors nominated by the Board and in accordance with the recommendation of the Board on other matters, other than certain specified matters and subject to certain exceptions. The Company also agreed to reimburse Engaged for its reasonable and documented legal and search firm fees and expenses in an amount not to exceed $100,000.

The foregoing summary of the Cooperation Agreement is not complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Cooperation Agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective April 3, 2015, in accordance with the terms of the Cooperation Agreement, the Board approved and adopted Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), which provide for, commencing with the 2015 Annual Meeting, the declassification of the Board and the annual election of all directors to the Board. The Company intends to submit the Amended and Restated Bylaws to the Company’s stockholders at the 2015 Annual Meeting for ratification.

The foregoing summary of the Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Amended and Restated Bylaws filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

On April 6, 2015, the Company issued a press release announcing the Cooperation Agreement and related matters. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of Medifast, Inc., as amended and restated on April 3, 2015.

10.1	Cooperation Agreement, dated as of April 3, 2015, by and among Medifast, Inc., Engaged Capital LLC and each of the other related persons set forth on the signature pages thereto.

99.1	Press Release, dated April 6, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.
(Registrant)

By:	/s/ Jason L. Groves, Esq.
Name: Jason L. Groves, Esq.
Title: Executive Vice President and General Counsel

Date: April 6, 2015

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Medifast, Inc., as amended and restated on April 3, 2015.

10.1	Cooperation Agreement, dated as of April 3, 2015, by and among Medifast, Inc., Engaged Capital LLC and each of the other related persons set forth on the signature pages thereto.

99.1	Press Release, dated April 6, 2015.

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